Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-175239, 333-198256, 333-219106 and 333-270546 on Form S-8 and Registration Statement Nos. 333-228390 and 333-270282 on Form S-3 of our reports dated February 27, 2024, relating to the financial statements of ICU Medical, Inc. and the effectiveness of ICU Medical Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 27, 2024